As filed with the Securities and Exchange Commission on April 20, 1998
                                              Registration Number 333-48371
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                   PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
                                    FORM S-4
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                                  ------------

                         FaciliCom International, Inc.
             (Exact name of registrant as specified in its charter)

                                  ------------

                                    Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                     4813
                         (Primary Standard Industrial
                           Classification Code Number)

                                   52-1926328
                                (I.R.S. Employer
                               Identification No.)

                            1401 New York Avenue, NW
                             Washington, D.C. 20005
                                 (202) 496-1100
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                             Walter J. Burmeister
                    Chief Executive Officer and President
                            1401 New York Avenue, NW
                             Washington, D.C. 20005
                                 (202) 496-1100
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Morris F. DeFeo, Jr., Esq.
                           Swidler & Berlin, Chartered
                          3000 K Street, N.W., Suite 300
                               Washington, D.C. 20007

                                  ------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE
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                                                 Proposed        Proposed
                              Proposed amount     maximum        maximum
          Title of                 to be         aggregate   offering price       Amount of
 securities to be registered     registered   offering price   per note(1)   registration fee(2)
-------------------------------------------------------------------------------------------------
10 1/2% Series B Senior Notes
 due 2008                         300,000      $300,000,000       $1,000           $88,500
-------------------------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Calculated pursuant to Rule 457(f) based on the book value, calculated as of March 20, 1998, of the outstanding 101/2% Senior Notes Due 2008 of
    FaciliCom International, Inc., to be canceled in the exchange transaction hereunder.

                                  ------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  The Company's By-Laws provide, to the maximum extent provided by applicable law, no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. The foregoing sentence shall not eliminate or limit the liability of a director, (i) for breach of the director's duty of loyalty of the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of the relevant Article of the By-Laws of the Company shall apply to or have any effect on the liability or alleged liability of any director or officer of the Company for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

  Directors and officers of the Company shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Company or otherwise) arising out of their service to the Company or to another organization at the request of the Company. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Company. The Company may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Company would have the power to indemnify him against such liability by law or under the provisions of the Company's By-Laws. The provisions of the Company's By-Laws shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article.

Item 21. Exhibits and Financial Statement Schedules.

(A) Exhibits:

Exhibit
Number         Description
--------       -----------

**1.1          Purchase Agreement between the Company, Lehman Brothers Inc.
               and BT Alex. Brown Incorporated dated January 23, 1998

**2.1 Investment and Shareholders Agreement among Armstrong International Telecommunications, Inc., FCI Management Group and FaciliCom International, Inc. dated December 22, 1997

**3.1          Certificate of Incorporation of FaciliCom International, Inc.

**3.2 Certificate of Amendment of Certificate of Incorporation of FaciliCom International, Inc.

**3.3          By-laws of FaciliCom International, Inc.

**4.1 Indenture between the Company and State Street Bank and Trust Company dated January 28, 1998

4.2           Reference is made to Exhibits 3.1 and 3.2

**4.3         Form of Common Stock Certificate of FaciliCom International,
              Inc.

**5.1 Opinion of Swidler & Berlin, Chartered regarding legality Registration Rights Agreement between the Company, Lehman Brothers Inc. and BT Alex. Brown Incorporated dated January 28, 1998

**10.2        FaciliCom International, Inc., 1997 Stock Option Plan No. 1

**10.3        FaciliCom International, Inc., 1997 Stock Option Plan No. 2

**10.4        FaciliCom International, Inc., 1997 Phantom Stock Rights Plan

10.5 International Telecommunications Services Agreement between Fonetel Global Communications AB and Telecom Finland
             International dated December 15, 1994.

+10.6 Service Agreements between Fonetel Global Communications AB and Nordnet OY dated January 26, 1995.

10.7 Services Agreements between Fonetel Global Communications AB and Belgacom SA dated February 15, 1995.

10.8 Services Agreement between Telenor Carrier Services A/S and Nordiska Tele8 AB dated November 14, 1995.

10.9 Operating Agreement between Nordiska Tele8 AB and Portugal Telecom dated February 1, 1996.

+10.10 Operating Agreement between Deutsche Telekom AG and Tele8 Sweden dated May 28, 1996.

10.11 Operating Agreement between Nordiska Tele8 AB and Eesti Telefon dated August 12, 1996.

10.12 Memorandum of Understanding between Telekon Sloveniga and Nordiska Tele8 AB dated October 30, 1996.

+10.13 Services Agreement between Telecom Italia SpA and Nordiska Tele8 AB dated January 16, 1997.

10.14 Agreement to Operate International Telecommunications between CANTV and FaciliCom International and Between FaciliCom International, L.L.C. and Compania Anonima Nacional de Telefonos de Venezuela dated June 2, 1997.

10.15 International Telecommunications Service Agreement between MATAV Rt - Hungary and Nordiska Tele8 AB - Sweden.

+10.16 Agreement on joint Traffic between Tele Denmark A/S and Nordiska Tele8 dated December 18, 1997.

*10.17       Interconnect Agreement between Telia AB and Nordiska Tele8 AB.


**12.1       Schedule of Earnings to Fixed Charges

Exhibit
Number                    Description
-------                   -----------

**21.1   Subsidiaries of Registrant.

**23.1   Consent of Deloitte & Touche LLP

**23.2   Consent of Deloitte & Touche

**23.3   Consent of Swidler & Berlin, Chartered (to be included in Exhibit
         5.1 to the Registration Statement)

**24.1   Power of Attorney (on signature page)

**27.1  Financial Data Schedule

**99.1   Form of Letter of Transmittal

**99.2   Form of Notice of Guaranteed Delivery

**99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

**99.4   Form of Letter to Clients

**99.5   Guides for Certification of Taxpayer Identification Number on Form
         W-9
------
*   To be filed by amendment
**  Previously filed
+ Confidential Treatment is being requested for portions of this document. The redacted material is being filed separately with the Commission.


(B) Consolidated Financial Statement Schedules:

    All Schedules have been omitted because they are not applicable, not required, or the required information is included in the Financial Statements or the Notes thereto.

Item 22. Undertakings

         (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

         (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on April 20, 1998.

                                     Facilicom International, Inc.

                                  By:             *
                                      -----------------------------
                                         Walter J. Burmeister
                                         President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 20, 1998.

       Signature                                   Title

             *                      Chief Executive Officer, President
---------------------------         and Director (Principal Executive Officer)
     Walter J. Burmeister


 /s/ Christopher S. King            Vice President-Finance and Administration,
---------------------------         Chief Financial Officer (Principal
     Christopher S. King            Financial Officer and Principal Accounting
                                    Officer)

            *
---------------------------         Treasurer, Vice President and Director
     Kirby J. Campbell

            *
---------------------------          Secretary, Vice President and Director
    Dru A. Sedwick

Signature                                    Title

           *
---------------------------            Director
    Bryan Cipoletti

           *
---------------------------            Director
    Robert Reed


           *
---------------------------            Director
    Jay Sedwick


           *
---------------------------            Director
   William Stewart

 * Christopher S. King, by signing his name hereto, signs this document on behalf of each of the persons so indicated above pursuant to powers of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                EXHIBIT INDEX


Exhibit
Number         Description
--------       -----------

**1.1          Purchase Agreement between the Company, Lehman Brothers Inc.
               and BT Alex. Brown Incorporated dated January 23, 1998

**2.1 Investment and Shareholders Agreement among Armstrong International Telecommunications, Inc., FCI Management Group and FaciliCom International, Inc. dated December 22, 1997

**3.1          Certificate of Incorporation of FaciliCom International, Inc.

**3.2 Certificate of Amendment of Certificate of Incorporation of FaciliCom International, Inc.

**3.3          By-laws of FaciliCom International, Inc.

**4.1 Indenture between the Company and State Street Bank and Trust Company dated January 28, 1998

4.2           Reference is made to Exhibits 3.1 and 3.2

**4.3         Form of Common Stock Certificate of FaciliCom International,
              Inc.

**5.1 Opinion of Swidler & Berlin, Chartered regarding legality Registration Rights Agreement between the Company, Lehman Brothers Inc. and BT Alex. Brown Incorporated dated January 28, 1998

**10.2        FaciliCom International, Inc., 1997 Stock Option Plan No. 1

**10.3        FaciliCom International, Inc., 1997 Stock Option Plan No. 2

**10.4        FaciliCom International, Inc., 1997 Phantom Stock Rights Plan

10.5 International Telecommunications Services Agreement between Fonetel Global Communications AB and Telecom Finland
             International dated December 15, 1994.

10.6 Service Agreements between Fonetel Global Communications AB and Nordnet OY dated January 26, 1995.

10.7 Services Agreements between Fonetel Global Communications AB and Belgacom SA dated February 15, 1995.

10.8 Services Agreement between Telenor Carrier Services A/S and Nordiska Tele8 AB dated November 14, 1995.

10.9 Operating Agreement between Nordiska Tele8 AB and Portugal Telecom dated February 1, 1996.

10.10       Operating Agreement between Deutsche Telekom AG and Tele8 Sweden dated May 28, 1996.

10.11 Operating Agreement between Nordiska Tele8 AB and Eesti Telefon dated August 12, 1996.

10.12 Memorandum of Understanding between Telekon Sloveniga and Nordiska Tele8 AB dated October 30, 1996.

10.13 Services Agreement between Telecom Italia SpA and Nordiska Tele8 AB dated January 16, 1997.

10.14 Agreement to Operate International Telecommunications between CANTV and FaciliCom International and Between FaciliCom International, L.L.C. and Compania Anonima Nacional de Telefonos de Venezuela dated June 2, 1997.

10.15 International Telecommunications Service Agreement between MATAV Rt - Hungary and Nordiska Tele8 AB - Sweden.

10.16

10.17

**12.1   Schedule of Earnings to Fixed Charges

Exhibit
Number                    Description
-------                   -----------

**21.1   Subsidiaries of Registrant.

**23.1   Consent of Deloitte & Touche LLP

**23.2   Consent of Deloitte & Touche

**23.3   Consent of Swidler & Berlin, Chartered (to be included in Exhibit
         5.1 to the Registration Statement)

**24.1   Power of Attorney (on signature page)

**27.1  Financial Data Schedule

**99.1   Form of Letter of Transmittal

**99.2   Form of Notice of Guaranteed Delivery

**99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

**99.4   Form of Letter to Clients

**99.5   Guides for Certification of Taxpayer Identification Number on Form
         W-9
------
*   To be filed by amendment
**  Previously filed
+ Confidential Treatment is being requested for portions of this document. The redacted material is being filed separately with the Commission.


(B) Consolidated Financial Statement Schedules;

  All Schedules have been omitted because they are not applicable, not required, or the required information is included in the Financial Statements or the Notes thereto.